Exhibit 8.1

Capital Clean Energy Carriers Corp. 3, Iassonos Street Piraeus, Athens 18537, Greece

Our reference: 24435.50035/80843634v2

October 11, 2024

Registration Statement on Form F-3: Exhibit 8.1

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Capital Clean Energy Carriers Corp., a Marshall Islands corporation (the “Corporation”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale from time to time by the Corporation of an aggregate of $500,000,000 of the Corporation’s securities, consisting of:

a)	the Corporation’s common shares, par value $0.01 per share (“Common Shares”);

b)	the Corporation’s preferred stock, par value $0.01 per share (“Preferred Shares”), which may be convertible into other securities of the Corporation;

c)

debt securities of the Corporation (“Debt Securities”) including convertible debt securities, which may be issued pursuant to a form of indenture for debt securities in the form filed as Exhibit 4.3 to the Registration Statement (the “Indenture”); and

d)	rights to purchase the Corporation’s securities (“Rights” and collectively with the Common Shares, Preferred Shares and Debt Securities, the “Securities”).

The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

I rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, and (ii) such other papers, documents, agreements, certificates of public officials and of officers or representatives of the Corporation as we have deemed relevant or necessary as the basis for the opinions hereafter expressed. In such examination, we have assumed: (a) the legal competence or capacity of each natural person or entity (other than the Corporation), (b) the genuineness of all signatures, including electronic signatures, and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to any questions of fact material to our opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Corporation and of public officials, in each case as we have deemed relevant or appropriate. We have not independently verified the facts so relied on. We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, and (ii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby.

This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and the statements as set forth in the Registration Statement and Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein and in the Prospectus, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-United States Tax Consequences” and we confirm that the statements in such discussion, to the extent they constitute legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus (except for the representations and statements of fact of the Corporation included under such caption, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Registration Statement, and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP